                                                                    EXHIBIT 10.4


                  LFC/LMUSA JOINT LITIGATION TRUST AGREEMENT




                          dated as of March 6, 1997



                                    among



                         Lomas Financial Corporation,
                       Lomas Information Systems, Inc.,
                     Lomas Administrative Services, Inc.,
                            Siena Holdings, Inc.,
                       Siena Information Services, Inc.


                                     and


                           Lomas Mortgage USA, Inc.
                                 Nomas Corp.


                                     and


                            Neil B. Glassman, Esq.
                                     and
                         Martin J. Bienenstock, Esq.
                                   Trustees


                                     and


                           Martin R. Pollner, Esq.
                                   Trustee







                                      LFC/LMUSA JOINT LITIGATION TRUST AGREEMENT

                              TABLE OF CONTENTS



                                  ARTICLE 1

                                 DEFINITIONS
1.1     Rules of Interpretation ............................................  3
1.2     Definitions ........................................................  3

                                  ARTICLE 2

                              NATURE OF TRANSFER

2.1     Declaration of Trust ...............................................  5
2.2     No Additional Beneficiaries ........................................  6
2.3     Property In Trust ..................................................  6
2.4     Creation of Expense Fund ...........................................  6
2.5     Purpose of Trust ...................................................  6
2.6     Income Tax Status ..................................................  6
2.7     No Reversion to the LFC Administrative Beneficiary
           and Reorganized LMUSA ...........................................  7
2.8     Instruments of Further Assurance; Information ......................  7

                                  ARTICLE 3

                      DURATION AND TERMINATION OF TRUST

3.1     Duration ...........................................................  7
3.2     Continuance of Trust for Winding Up; Accounting ....................  7

                                  ARTICLE 4

                        ADMINISTRATION OF TRUST ESTATE

4.1     Expense Reserve ....................................................  8
4.2     Increase of Expense Reserve Using Trust Assets .....................  8
4.3     Interim Distributions ..............................................  9
4.4     Final Distribution ................................................. 10
4.5     Reports to LFC Administrative Beneficiary and
          Reorganized LMUSA................................................. 10
4.6     Income Tax Information.............................................. 10
4.7     Withholding of Taxes and Other Charges.............................. 11
4.8     Other Reports....................................................... 11


                                      LFC/LMUSA JOINT LITIGATION TRUST AGREEMENT

                                  ARTICLE 5

                   POWERS OF AND LIMITATIONS ON THE TRUSTEE
5.1     Limitations on Trustee................................................11
5.2     Specific Powers and Responsibilities of Trustee.......................12
5.3     Discretionary Submission of Questions to LFC
          Administrative Beneficiary and/or Reorganized
          LMUSA on Behalf of Creditors Trust .................................14
5.4     Additional Powers of Trustee .........................................14
5.5     Limitations on Powers of Trustee to Deal with
          Trust in Non-Fiduciary Capacity ....................................15

                                  ARTICLE 6

                            CONCERNING THE TRUSTEE

6.1     Generally ............................................................15
6.2     Transferee Liabilities ...............................................15
6.3     Reliance by Trustee ..................................................15
6.4     Indemnification of Trustee ...........................................16
6.5     No Implied Duties ....................................................16
6.6     Trustee's Lien .......................................................16
6.7     No Personal Liability ................................................16
6.8     Valuation of Trust Assets ............................................16

                                  ARTICLE 7

                           COMPENSATION OF TRUSTEE

7.1     Amount of Compensation ...............................................17
7.2     Dates of Payment .....................................................17

                                  ARTICLE 8

                        TRUSTEE AND SUCCESSOR TRUSTEES

8.1     Number of Trustees ...................................................17
8.2     Resignation and Removal ..............................................17
8.3     Appointment of Successor Trustee .....................................18
8.4     Acceptance of Appointment by Successor Trustee .......................18
8.5     Bonds ................................................................18


                                      LFC/LMUSA JOINT LITIGATION TRUST AGREEMENT


                                  ARTICLE 9

         POWERS AND RESPONSIBILITIES OF THE BENEFICIARIES' COMMITTEE
9.1     ......................................................................18
9.2     ......................................................................18
9.3     ......................................................................19
9.4     ......................................................................19
9.5     ......................................................................19
9.6     ......................................................................19

                                  ARTICLE 10

                                  AMENDMENTS

10.1    Amendments ...........................................................19

                                  ARTICLE 11

                           MISCELLANEOUS PROVISIONS

11.1    Filing Documents......................................................20
11.2    No Partnership, etc. .................................................20
11.3    Requirement of Undertaking............................................20
11.4    Laws as to Construction ..............................................20
11.5    Severability .........................................................20
11.6    Notices ..............................................................21
11.7    Counterparts .........................................................21
11.8    Jurisdiction .........................................................21

Exhibit A ...................................................................A-1

Exhibit B ...................................................................B-1

Exhibit C ...................................................................C-1

Exhibit D ...................................................................D-1

Exhibit E ...................................................................E-1

Exhibit F .................................................................. F-1


                                      LFC/LMUSA JOINT LITIGATION TRUST AGREEMENT

                   LFC/LMUSA JOINT LITIGATION TRUST AGREEMENT

         THIS AGREEMENT AND DECLARATION OF TRUST (the "Agreement") is made as of the 6th day of March, 1997, by and among Lomas Financial Corporation. Inc., a Delaware corporation and a Debtor and a Debtor-in-possession ("LFC"), Lomas Information Systems. Inc., a Nevada corporation and a Debtor and a Debtor-in-possession ("LIS"), Lomas Administrative Services, Inc., a Nevada corporation and a Debtor and a Debtor-in-possession ("LAS"), Siena Holdings, Inc., a Delaware corporation ("Reorganized LFC"), Siena Information Services, Inc., a Nevada corporation ("Reorganized LIS"), and Lomas Mortgage USA, Inc., a Connecticut corporation and a Debtor and a Debtor-in-possession ("LMUSA"), Nomas Corp., a Connecticut corporation ("Reorganized LMUSA") Neil B. Glassman, Esq. and Martin J. Bienenstock, Esq., as Trustees for the LMUSA Litigation Trust, and Martin R. Pollner, Esq., as the Trustee hereunder (as defined below).

                                    RECITALS

         A. LFC, and its subsidiaries LMUSA, LIS and LAS (the "Debtors"), filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code on or about October 10, 1995.

         The Joint Chapter 11 Plan for LFC, LIS and LAS, dated April 8, 1996, (the "LFC Plan"), a copy of which is attached hereto as Exhibit A, was filed with the Bankruptcy Court in the proceeding captioned In re Lomas Financial Corporation, Lomas Information Systems, Inc. and Lomas Administrative Services, Inc., Debtors, Case Nos. 95-1235, 1237 and 1238 (PJW).

         The LMUSA Chapter 11 Plan, dated April 8, 1996, (the "LMUSA Plan"), a copy of which is attached hereto as Exhibit B, was filed with the Bankruptcy Court in the proceeding captioned In re Lomas Mortgage USA, Inc., Debtor, Case No. 95-1236 (PJW). (The LFC Plan and the LMUSA Plan are collectively the "Plans".)

         B. The LFC Plan, as modified by certain modifications approved by the Bankruptcy Court and attached hereto as Exhibit C, was confirmed by order of the Bankruptcy Court dated October 4, 1996 (the "LFC Order").

         The LMUSA Plan, as modified by certain modifications approved by the Bankruptcy Court and attached hereto as Exhibit D, was confirmed by order of the Bankruptcy Court dated October 1, 1996 (the "LMUSA Order").

         Pursuant to the LMUSA Plan, the LMUSA Litigation Trust (the "Original LMUSA Litigation Trust") was established. Neil B. Glassman, Esq. and Martin J. Bienenstock, Esq. were named trustees of the Original LMUSA Litigation Trust. Pursuant to the LMUSA Litigation Trust






                                      LFC/LMUSA JOINT LITIGATION TRUST AGREEMENT

Agreement dated as of October 1, 1996, a copy of which is attached as Exhibit E, certain assets of LMUSA were deemed transferred to the Original LMUSA Litigation Trust.

         Pursuant to paragraph 21 of the LMUSA Order, the assets of the Original LMUSA Litigation Trust are deemed transferred to the LFC/LMUSA Trust.

         The LFC Plan also provided for a litigation trust to be created solely for certain assets of LFC, LIS, and LAS; however, pursuant to paragraph 21 of the LFC Order, those assets will instead be transferred directly to the LFC/LMUSA Trust.

         C. On February 21,1997, the Bankruptcy Court approved the Agreement Between LMU Statutory Creditors' Committee and LFC Statutory Creditors' Committee in Respect of Intercompany Claims (the "Intercreditor Agreement"), a copy of which is attached as Exhibit F. Pursuant to and subject to the express terms of the Intercreditor Agreement, the Plans, the LFC Order, and the LMUSA Order, this LFC/LMUSA Trust (the "Trust" or the "LFC/LMUSA Trust") is hereby established.

         D. Pursuant to the terms of the Intercreditor Agreement, the LFC Order, and the LMUSA Order, each of LFC, LIS, LAS, LMUSA, and the Original LUMSA Litigation Trust shall be deemed to have transferred and assigned to the LFC/LMUSA Trust, the assets specified in paragraph 19 of the LFC Order and paragraph 20 of the LMUSA Order, namely all claims, rights, or causes of action that constitute or constituted property of any of the Estates or of the Debtors, whether arising under the Bankruptcy Code or under nonbankruptcy law (including all books, records, privileges and defenses relating thereto), including, without limitation, all rights of setoff and rights under Section 502(d) of the Bankruptcy Code and all avoiding power actions, including, without limitation, under Sections 544, 545, 547, 548, 549, 550 and 553 of the Bankruptcy Code or under applicable nonbankruptcy law as applied through
Section 544(b) of the Bankruptcy Code, other than Intercompany Claims and other than any asset or interest owned or held by any of the Debtors as reflected in its Confirmation Date balance sheet and otherwise reflected in LFC's financial statements and accompanying notes, such as notes, debentures, nursing home contracts, other contracts, excess benefit plan assets, MSP/rabbi trust fund assets, stocks or other securities or partnership interests. Notwithstanding the foregoing, as the Plans further provide, the Debtors shall retain their rights of setoff and their rights under Section 502(d) of the Bankruptcy Code to the extent necessary to defend against a Claim by any person against whom claims, rights or causes of action are assigned to the LFC/LMUSA Trust pursuant to the preceding sentence. The Original LMUSA Litigation Trust has not been funded. In addition, the Intercreditor Agreement, the LFC Order, and the LMUSA Order provide that the LFC Administrative Beneficiary and the Reorganized LMUSA (or the Original LMUSA Litigation Trust) shall transfer to the LFC/LMUSA Trust such amount as the respective Creditors' Committees shall have specified in the Intercreditor Agreement, namely $3,000,000 and $2,000,000, as an initial Expense Reserve.

         E. The Intercreditor Agreement and the LFC Order and LMUSA Order provide that the Trustee will be responsible for pursuing, as appropriate, the claims and causes of action assigned to the Trust through litigation or, if appropriate, settlement and distribution of, pursuant to SECTION 4.3

                                      LFC/LMUSA JOINT LITIGATION TRUST AGREEMENT
and 4.4, any Net Proceeds of such litigation or settlement to (i) Reorganized LMUSA for distribution to holders of Allowed LMUSA Class 3 Claims or (ii) to the LFC Administrative Beneficiary for eventual distribution to the holders of Allowed LFC Class 3 Claims, Allowed LIS Class 3 Claims or Allowed LAS Class 3 Claims in accordance with SECTION 7.5 of the LFC Plan. The Plans further provide that the Trustee will be discharged from any further distribution responsibility after distribution to the LFC Administrative Beneficiary or Reorganized LMUSA, who will be responsible for further distribution of any such Net Proceeds. The LFC Administrative Beneficiary will be discharged from any further distribution responsibility after distribution to Reorganized LFC, Reorganized LIS, and Reorganized LAS.

         F. The Trust shall be deemed not to be any of the Debtors or a successor to any of the Debtors, but only the assignee of the assets transferred to the Trust.

         G. It is desired that the mechanism for payment of funds constituting proceeds of the Trust Assets be specified and that the Trustee's rights, powers and duties with respect to the Trust created hereby be established.

         H. The Trustee shall be authorized to do and perform such acts, to execute and deliver such bills of sale, instruments of transfer and other documents and to engage the services of such agents, attorneys, accountants, appraisers, consultants and other persons as he may deem necessary or advisable in order to carry out the purposes of the Trust created hereby.

         I. In order to implement the Plans and Intercreditor Agreement, and in consideration of the promises and the mutual covenants, terms and conditions contained herein, the parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

         1.1 Rules of Interpretation. As used herein, the following terms have the respective meanings specified below and such meanings shall be equally applicable to both the singular and plural, and masculine and feminine, forms of the terms defined. In the event that the Trust is administered by a female Trustee or a corporate Trustee, the use of masculine prepositions and pronouns herein shall be read as if written in the feminine or neuter forms, as the case may be. The words "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, subsection or clause contained herein. Captions and headings to articles, sections, schedules and exhibits are inserted for convenience of reference only and are not intended to be part of or to affect the interpretation of this Agreement. The rules of construction set forth in
Section 102 of the Bankruptcy Code shall apply.

         1.2 Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them (a) in the Plans (so long as that definition is the same in each Plan)

                                      LFC/LMUSA JOINT LITIGATION TRUST AGREEMENT
or (b) if not defined the same in both Plans, in the Bankruptcy Code. In addition to such other terms as are defined in other sections of this Agreement, the following terms (which appear herein as capitalized terms) shall have the following meanings:

         "AGREEMENT" means this instrument as originally executed together with all exhibits hereto, or as this instrument may from time to time be amended pursuant to the terms hereof.

         "AFFILIATED PERSON" shall have the same meaning as set forth in the Investment Company Act.

         "BENEFICIARIES" means Reorganized LFC, Reorganized LIS and LAS and Reorganized LMUSA as trustees for the benefit of certain creditors of the Debtors, as defined more fully pursuant to the terms of this Agreement and the Plans.

         "BENEFICIARIES' COMMITTEE" shall have the same meaning set forth in Sections 9.1 through 9.6 of the Agreement.

         "EXPENSE FUND" means the $3,000,000 delivered by LFC and the $2,000,000 delivered by LMUSA or the Original LMUSA Litigation Trust to the LFC/LMUSA Trust pursuant to the terms of the Intercreditor Agreement and SECTIONS 2.1 and 2.4 of the Agreement.

         "EXPENSE RESERVE" means the reserve created pursuant to the Intercreditor Agreement and SECTION 4.1 of this Agreement consisting of the Expense Fund and any additional contributions as described in SECTION 4.2 of this Agreement.

         "INITIAL TRUST ASSETS" means the assets specified in paragraph 19 of the LFC Order and paragraph 20 of the LMUSA Order, namely all claims, rights, or causes of action that constitute property of any of the Estates or of the Debtors, whether arising under the Bankruptcy Code or under nonbankruptcy law, (including all books, records, privileges and defenses relating thereto) including, without limitation, all rights of setoff and rights under Section 502(d) of the Bankruptcy Code and all avoiding power actions, including, without limitation, under Sections 544, 545, 547, 548, 549, 550 and 553 of the Bankruptcy Code or under applicable nonbankruptcy law as applied through
Section 544(b) of the Bankruptcy Code, other than Intercompany Claims and other than any asset or interest owned or held by any of the Debtors as reflected in its Confirmation Date balance sheet and otherwise reflected in LFC's financial statements and accompanying notes, such as notes, debentures, nursing home contracts, other contracts, excess benefit plan assets, MSP/rabbi trust fund assets, stocks or other securities or partnership interests. Notwithstanding the foregoing, the Plan further provides, the Debtors shall retain their rights of setoff and their rights under Section 502(d) of the Bankruptcy Code to the extent necessary to defend against a Claim by any person against whom claims, rights or causes of action are assigned to the LFC Litigation Trust pursuant to the preceding sentence. In addition, the Intercreditor Agreement, the LFC Order, and the LMUSA Order provide that the LFC Administrative Beneficiary and the Reorganized LMUSA (or the Original LMUSA Litigation Trust) shall transfer to the LFC/LMUSA Trust such amount as the respective Creditors' Committees shall have specified in the Intercreditor Agreement, namely $3,000,000 and $2,000,000.

                                      LFC/LMUSA JOINT LITIGATION TRUST AGREEMENT

         "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended.

         "LFC ADMINISTRATIVE BENEFICIARY" means Reorganized LFC who will receive and distribute all Net Proceeds it receives from the Trustee to Reorganized LFC, Reorganized LIS and LAS, as the case may be, for the benefit of the creditors of the appropriate Debtor pursuant to the terms of this Agreement and of the LFC Plan.

         "NET PROCEEDS" means all cash in the Expense Fund and all Recoveries from other Initial Trust Assets after deducting therefrom the litigation and administrative costs and expenses, including but not limited to tax and accounting costs, pursuant to SECTION 4.1.

         "PLAN" has the meaning ascribed to such term in Recital B.

         "PRO RATA" means 60% to the LFC Administrative Beneficiary and 40% to the Reorganized LMUSA for the benefit of the creditors of the Debtors.

         "RECOVERIES" means all monies received in satisfaction of judgments obtained in favor of the Trustee or by settlement of any and all rights, claims or causes of action defined as Initial Trust Assets.

         "TAX CODE" means the Internal Revenue Code of 1986, as amended.

         "TRUST" OR "LFC/LMUSA TRUST" means the trust created by this Agreement.

         "TRUST ASSETS" means all property held from time to time by the Trustee hereunder, including (a) the Initial Trust Assets and (b) any assets, proceeds or income received or earned from (i) the resolution of the rights, claims or causes of action comprising the Initial Trust Assets and (ii) from the investment, sale, exchange or other disposition of any of the Initial Trust Assets or any other assets or proceeds received or earned through the resolutions of such rights, claims or causes of action.

         "TRUSTEE" means Martin R. Pollner, Esq., the original trustee for this LFC/LMUSA Trust and any successor thereto.

                                   ARTICLE 2

                               NATURE OF TRANSFER

         2.1 Declaration of Trust. Pursuant to the Plans, the Intercreditor Agreement, and paragraph 21 of the LFC Order and the LMUSA Order, on the Effective Date, each of the Debtors transferred the Initial Trust Assets to the Trustee, in trust, according to the terms of this Agreement for the benefit of the LFC Administrative Beneficiary and Reorganized LMUSA, who in turn are trustees for the benefit of certain of the creditors of the Debtors pursuant to the terms of this

                                      LFC/LMUSA JOINT LITIGATION TRUST AGREEMENT

Agreement and of the Plans. Upon the transfer of the Trust Assets, the Debtor shall retain no interest in such assets. This Trust is irrevocable. The transfers shall be treated for federal income tax purposes, as transfers of the assets to the LFC Administrative Beneficiary and the Reorganized LMUSA, on behalf of the creditors of the Debtor, Pro Rata, and deemed transfers by them to the Trust.

         2.2 No Additional Beneficiaries. The Trust shall be solely for the benefit of the LFC Administrative Beneficiary and Reorganized LMUSA as trustees for the benefit of certain of the creditors of the Debtors as set forth in the Plans.

         2.3 Property In Trust. The Trustee shall hold the legal title to all property at any time constituting a part of the Trust Assets and hereby declares that he shall hold such property in trust to be administered and disposed of pursuant to the terms of this Agreement for the benefit of the LFC Administrative Beneficiary and Reorganized LMUSA as trustee for the benefit of certain of the creditors of the Debtors pursuant to the terms of the Plan. The Trustee is further authorized to make disbursements and payments from the Trust in accordance with the provisions hereof.

         2.4 Creation of Expense Fund. The transfer of the Expense Fund to the Trustee, in trust, is subject to the terms of this SECTION 2.4. The Expense Fund is to be used solely to cover the expenses of the Trust as set forth in
SECTION 4.1. Neither the LFC Administrative Beneficiary, Reorganized LMUSA, nor any of their subsidiaries, affiliates, agents, or assigns shall have any obligation to pay any of the expenses of the Trust, other than the obligation to transfer the Expense Fund to the Trust. The LFC Administrative Beneficiary and Reorganized LMUSA, as trustee, shall be entitled to receive, upon termination and winding up of the Trust pursuant to ARTICLE 3, any amounts remaining in the Expense Fund as set forth in SECTION 4.4.

         2.5 Purpose of Trust. The sole purpose of this Trust is to liquidate the Trust Assets in a manner calculated to conserve and protect the value of the Trust Assets and to liquidate and distribute such assets to the LFC Administrative Beneficiary and Reorganized LMUSA, as trustee, in as prompt and orderly a fashion as possible after the payment of, or provision for, expenses and liabilities. The Plan further provides that the LFC Administrative Beneficiary will be responsible for distribution of any such Net Proceeds to the holders of Allowed LFC Class 3 Claims, Allowed LIS Class 3 Claims or Allowed LAS Class 3 Claims in accordance with SECTION 7.5 of the LFC Plan. The Trustee shall report the Trust for Federal income tax purposes as a pass-through grantor trust or as may be otherwise required or permitted under applicable law. Pursuant to this express purpose, and subject to the provisions of ARTICLE 5, the Trustee is hereby authorized and directed to take all reasonable and necessary action to hold, conserve, and protect the Trust Assets and to collect on, sell, or otherwise liquidate or dispose of the Trust Assets, and to distribute the Net Proceeds of such disposition in as prompt, efficient and orderly a fashion as possible in accordance with the provisions of ARTICLE 4.

         2.6 Income Tax Status. Consistent with Revenue Procedure 94-45, 1994-28 I.R.B.124, the Trust shall be treated as a liquidating trust pursuant to Treasury Regulation Section 301.7701-4(d) and as a grantor trust pursuant to Sections 671-677 of the Internal Revenue Code

                                      LFC/LMUSA JOINT LITIGATION TRUST AGREEMENT
owned and established by the Debtor to satisfy the claims of its creditors. Any items of income, deduction and credit loss of the Trust shall be allocated, for federal income tax purposes, to the LFC Administrative Beneficiary and Reorganized LMUSA. Pro Rata, on behalf of the creditors of the Debtors, provided, however, that items of income (or deduction) attributable to sources the distributions from which (or the expenses of which) are solely to the LFC Administrative Beneficiary should be allocated solely to the LFC Administrative Beneficiary on behalf of the appropriate LFC creditors. The income of the Trust will be treated as subject to tax on a current basis to such beneficiaries.

         2.7 No Reversion to the LFC Administrative Beneficiary and Reorganized LMUSA. In no event shall any part of the Trust Assets revert to or be distributed to the LFC Administrative Beneficiary or Reorganized LMUSA except in their capacities as trustees for the benefit of certain creditors pursuant to the Plans.

         2.8 Instruments of Further Assurance: Information. The Debtors and such persons as shall have the right and power after the Effective Date, upon reasonable request of the Trustee, shall execute, acknowledge and deliver such further instruments and do such further acts as may be necessary or proper to effectively carry out the purposes of this Agreement, to transfer any property intended to be conveyed hereby, and to vest in the Trustee, his successors and assigns, the estate, powers, instruments or funds in trust hereunder.

                                   ARTICLE 3

                       DURATION AND TERMINATION OF TRUST

         3.1 Duration. The existence of this Trust shall terminate five years from the date hereof, unless an earlier termination is required by the applicable laws of the State of Delaware, or by the action of the LFC Administrative Beneficiary and Reorganized LMUSA as provided in ARTICLE 8 or unless earlier terminated by the distribution of all of the Trust Assets as provided in SECTION 4.4. Notwithstanding the foregoing, in the event the Trustee shall have been unable after reasonable efforts to settle or litigate to a conclusion all causes of action included in the Trust Assets within the first four years of the initial five-year term of the Trust Agreement, the Trustee shall have the right to ask the court to extend the term of the Trust for successive one-year renewal terms until all such causes of action have been settled or litigated to a conclusion in fulfillment of the purposes of the Trust. Pursuant to Revenue Procedure 94-45, 1994-28 I.R.B. 124, each such extension must be approved by the Court within six months of the extended term.

         3.2 Continuance of Trust for Winding Up: Accounting. (a) After the termination of the Trust and for the purpose of liquidating and winding up its affairs, the Trustee shall continue to act as such until all duties have been fully performed. Upon distribution of all of the Trust Assets, the Trustee shall hold the books, records and files delivered to or created by the Trustee for a period of four years. At the Trustee's discretion, all of such records and documents may be destroyed at any time after four years from the distribution of all of the Trust Assets. Except as otherwise specifically

                                      LFC/LMUSA JOINT LITIGATION TRUST AGREEMENT
provided herein, upon the distribution of all of the Trust Assets, the Trustee shall have no further duties or obligations hereunder except to account as provided in SECTIONS 4.5 and 4.6. In the event that the Trustees have qualified the Trust as a Delaware business trust in accordance with SECTION 10.1, upon the completion of winding up and after termination of the Trust, the Trustees shall file a certificate of cancellation in accordance with 12 Del. C. Section 3810(D).

         (b) On the termination of the Trust, the Trustee has the authority to apply to the Bankruptcy Court for any and all orders approving his accounting for any of his actions as Trustee and discharging him from any and all liability for acting as Trustee under this Trust.

                                   ARTICLE 4

                         ADMINISTRATION OF TRUST ESTATE

         4.1 Expense Reserve. On the Effective Date, the Trustee shall establish the Expense Reserve for the payment of all expenses, debts, charges, liabilities and obligations with respect to the Trust, including, without limitation, (a) all costs and expenses, including those of professionals retained by the Trustee, incurred in connection with any litigation, (b) Trustee's fees, (c) all costs and expenses incurred in connection with indemnifying the Trustee pursuant to SECTION 6.4, (d) all fees and expenses, including those of professionals and other agents and employees retained by the Trustee, incurred in connection with the performance of the Trustee's duties and obligations including, without limitation, fees incurred in connection with holding, collecting on, liquidating or otherwise disposing of the Trust Assets, secretarial and office expenses, all applicable taxes and all expenses of distribution and (e) all fees and expenses, including those of professionals and other agents and employees retained by the Trustee, incurred in connection with the winding up of the Trust pursuant to ARTICLE 3. The amount of the Expense Reserve shall initially be the $5,000,000 Expense Fund received by the Trustee pursuant to the terms of SECTIONS 2.1 and 2.4 less $ 1,000,000 which shall be held in reserve pursuant to the terms of SECTION 4.2 (the "Supplemental Reserve"). Thereafter, the Expense Reserve shall be funded out of the proceeds of the Trust Assets as provided in SECTION 4.2 and the Supplemental Reserve to the extent necessary and available. Upon the collection of net proceeds from Recoveries in an amount equal to $1 million in the aggregate, the Supplemental Reserve shall be distributed to the Beneficiaries, as provided in Section 4.3; provided, however, that the Trustee shall not be entitled to a percentage commission under Section 7.1 hereof upon the release of the Supplemental Reserve. Any remaining balance in the Expense Reserve, after the payment of all expenses, debts, charges, liabilities and obligations intended to be paid therefrom, shall be distributed to the LFC Administrative Beneficiary or Reorganized LMUSA, as trustees, as provided in SECTIONS 4.3 and
4.4. Any monies deposited in the Expense Reserve shall be invested in interest-bearing deposits or investments that satisfy the requirements of
SECTION 5.1 and the interest earned thereon shall be credited to the Expense Reserve.

         4.2 Increase of Expense Reserve Using Trust Assets. To the extent the Trustee in his discretion determines that the amount of funds in the Expense Reserve is at any time or may become insufficient, the Trustee, in his discretion and judgment, may from time to time make additional

                                      LFC/LMUSA JOINT LITIGATION TRUST AGREEMENT
contributions to the Expense Reserve out of the Trust Assets or Supplemental Reserve, for such reasonable amount or amounts as the Trustee in his discretion and judgment may determine to be necessary or advisable to meet unliquidated or contingent liabilities of the Trust. In no event shall the Trustee be required to use his personal funds or assets for such purposes.

         4.3     Interim Distributions.

                 (a)(i) Pursuant to Paragraph 13(i) of the Intercreditor Agreement, sixty percent (60%) of the Net Proceeds of all Recoveries shall be transferred to the LFC Administrative Beneficiary, and 40% of the Net Proceeds of all Recoveries shall be paid to Reorganized LMUSA, regardless of whether LFC, LIS, LAS or LMU owned the claims; provided, however, that 100% of the proceeds of claims for any nonfeasance or misfeasance in the creation of, or the administration or potential utilization of the proceeds of, the Rabbi Trusts shall belong solely to LFC. If a recovery from a third party results in the third party having an allowed claim against either LFC or LMU or their subsidiaries, the 60:40 allocation set forth above shall be determined after subtracting the amount LFC or LMU or their respective subsidiaries must distribute in respect of the allowed claim and paying the amount of such distribution to the entity that must make the distribution.

                 (ii) Pursuant to Paragraph 13.1 of the Intercreditor Agreement, 100% of the costs of pursuing claims for nonfeasance or misfeasance in the creation of, or the administration or potential utilization of the Rabbi Trust shall be borne solely by LFC Creditor Trust.

         (b) All payments to be made by the Trustee to the LFC Administrative Beneficiary or Reorganized LMUSA shall be made only from the assets, income and proceeds of the Trust and only to the extent that the Trustee shall have received sufficient assets, income or proceeds of the Trust Assets to make such payments in accordance with the terms of this SECTION 4.3. The LFC Administrative Beneficiary and Reorganized LMUSA shall look solely to the assets, income and proceeds of the Trust for any distributions as herein provided.

         (c) As often as, in the discretion and judgment of the Trustee, there shall be an amount of monies in the Trust sufficient to render feasible a distribution of cash or other property to the LFC Administrative Beneficiary and Reorganized LMUSA, but (subject to there being a sufficient amount available pursuant to the terms of this subsection) no less often than annually, the Trustee shall distribute and pay, or cause to be distributed and paid, to the LFC Administrative Beneficiary and Reorganized LMUSA, such aggregate amount of cash or other non-cash property designated by the Trustee in his discretion for distribution to the LFC Administrative Beneficiary and Reorganized LMUSA, if any, as shall then be held in the Trust, excluding reasonable amounts of cash held in the reserve funds pursuant to SECTION 4.1 OR
4.2 or held for withholding of taxes or other charges pursuant to SECTION 4.7 or otherwise needed to pay the expenses, debts, charges, liabilities and obligations of the Trust. The distributions shall be in accordance with Paragraph 13(i) of the Intercreditor Agreement. In accordance with Revenue Procedure 94-45, 1994-28 I.R.B.124, the Trustee is required to distribute all current income (including the proceeds of any asset sale) to the beneficiaries at least annually, except that the Trustee may retain an amount of net proceeds or net

                                      LFC/LMUSA JOINT LITIGATION TRUST AGREEMENT
income reasonably necessary to maintain the value of its assets or to meet claims and contingent liabilities (including disputed claims).

         4.4 Final Distribution. If the Trustee determines that all claims, debts, liabilities and obligations of the Trust, whether contingent or noncontingent, disputed or undisputed, liquidated or unliquidated have been paid or discharged, and that all the Trust Assets have been converted to cash or non-cash property designated by the Trustee in his discretion for distribution to the LFC Administrative Beneficiary and Reorganized LMUSA, or if the existence of the Trust shall terminate pursuant to SECTION 3.1 OR 3.2, the Trustee shall, as expeditiously as is consistent with the conservation and protection of the Trust, and notwithstanding the distribution provisions of
SECTION 4.3, distribute the Trust Assets to the LFC Administrative Beneficiary and Reorganized LMUSA subject to maintaining a reserve for expenses incurred in winding up the Trust pursuant to SECTIONS 4.1 AND 4.2. The distributions shall be in accordance with Paragraph 13(i) of the Intercreditor Agreement.

         4.5 Reports to LFC Administrative Beneficiary and Reorganized LMUSA. As soon as practicable but not later than 120 days after the end of each fiscal year of the Trust and after termination of the Trust, the Trustee shall submit a written report and account to the LFC Administrative Beneficiary, Reorganized LMUSA and the Beneficiaries' Committee showing (a) the assets and liabilities of the Trust at the end of each fiscal quarter or upon termination of the Trust and the receipts and disbursements of the Trustee for such fiscal year or period, certified by independent public accountants, (b) any changes in the Trust Assets which have not previously been reported, (c) any action taken by the Trustee in the performance of his duties under this Agreement which he has not previously reported and which in his opinion materially affects the Trust and (d) if applicable, the amount of compensation paid to the Trustee for the prior year pursuant to SECTION 7.1. The Trustee may submit similar reports for such interim periods during the fiscal year as he in his discretion deems advisable. In addition, the Trustee shall provide a report describing the occurrence of any material events concerning the Trust, the Trustee or the Trust Assets. The fiscal year of the Trust shall end on the last day of December of each year unless the Trustee deems it advisable to establish some other date as the date on which the fiscal year of the Trust shall end; provided that establishment of such other date is permissible under the Tax Code.

         4.6 Income Tax Information. (a) The Trustee shall, at the time and in the manner prescribed by the Tax Code and Revenue Procedure 94/45, 1994-28 I.R.B.124, file such tax returns and reports as may be required by applicable law and specifically must file the tax returns of this Trust as a grantor-trust according to Treasury Regulation 1.671-4(a), and shall promptly furnish copies of such returns and reports as filed to the Administrative Beneficiary, Reorganized LMUSA and the Beneficiaries' Committee.

         (b) As soon as practicable after the close of each fiscal year, the Trustee shall mail to the LFC Administrative Beneficiary, Reorganized LMUSA and the Beneficiaries' Committee a statement showing the dates and amounts of all distributions made by the Trustee and such other information as is reasonably available to the Trustee which may be helpful to the LFC

                                      LFC/LMUSA JOINT LITIGATION TRUST AGREEMENT

Administrative Beneficiary and Reorganized LMUSA for the proper reporting of income with respect to assets held by it as trustee for the benefit of certain creditors pursuant to the Plan.

         The Trustee may retain professionals to perform his duties under this
SECTION 4.6, and may rely upon the performance of such professionals with respect to such duties.

         4.7 Withholding of Taxes and Other Charges. The Trustee may withhold from any amounts distributable at any time to the LFC Administrative Beneficiary and Reorganized LMUSA such sum or sums as may be sufficient to pay any tax or taxes or other charge or charges which have been or may be imposed on the LFC Administrative Beneficiary and Reorganized LMUSA under the income tax laws of the United States or of any state or political subdivision or entity by reason of any distribution provided for in SECTIONS 4.3 and 4.4, whenever such withholding is required by any law, regulation, rule, ruling, directive or other governmental requirement, and the Trustee, in the exercise of his discretion and judgment, may enter into agreements with taxing or other authorities for the payment of such amounts as may be withheld in accordance with the provisions of this SECTION 4.7. Notwithstanding the foregoing but without prejudice to the Trustee's rights hereunder, the LFC Administrative Beneficiary and Reorganized LMUSA shall have the right with respect to the United States or any state or political subdivision or entity to contest the imposition of any tax or other charge by reason of any distribution hereunder.

         4.8 Other Reports. The Trustee shall prepare and file audited year-end and unaudited interim financial reports as may be required by regulatory authorities (if any), applicable laws, rules or regulations or as the Trustee in his discretion deems advisable during the fiscal year.

                                   ARTICLE 5

                    POWERS OF AND LIMITATIONS ON THE TRUSTEE

         5.1 Limitations on Trustee. The Trustee shall carry out the purposes of the Trust and the directions contained herein, and shall not at any time, on behalf of the Trust or the LFC Administrative Beneficiary and Reorganized LMUSA, enter into or engage in any business or any development of real property, and no part of the Trust Assets or the proceeds, revenue or income therefrom shall be used or disposed of by the Trustee in furtherance of any business or development of real property. This limitation shall apply irrespective of whether the conduct of any such business activities is deemed by the Trustee to be necessary or proper for the conservation and protection of the Trust. The Trustee shall invest any of the funds held in the Trust including, without limitation, any reserve or escrow funds established pursuant to the terms of this Agreement, only in demand and time deposits such as short-term certificates of deposit of federally insured banking institutions having in excess of $500,000,000 in capital and surplus that will ensure that this Trust remains a pass-through grantor trust under Revenue Procedure 94-45, 1994-28 I.R.B.124. Once such funds are so invested, the Trustee shall not sell or otherwise liquidate the investment until such time as such funds are (a) needed to pay expenses incurred pursuant to this Agreement, or (b) to be distributed pursuant to SECTIONS 4.3 AND 4.4; provided, however, that the Trustee may liquidate such

                                      LFC/LMUSA JOINT LITIGATION TRUST AGREEMENT
investments if the Trustee determines in his discretion that liquidation is necessary to protect the Trust from loss on the amounts invested. The Trustee shall be restricted to the holding and collection of the Trust Assets and the payment and distribution thereof for the purposes set forth herein and to the conservation and protection of the Trust and to the administration thereof in accordance with the provisions of this Agreement. The Trustee shall keep all Trust Assets segregated from and shall not commingle any Trust Assets with any assets of any other entity, including any of the Trustee's own assets. The Trustee may not hold stock in or be an officer or director of the LFC Administrative Beneficiary or Reorganized LMUSA. The Trustee shall not be an Affiliated Person, of any of LFC, LMUSA or any of their subsidiaries, except to the extent the Trustee is deemed to be an Affiliated Person solely by virtue of the Trustee's status as Trustee.

         5.2 Specific Powers and Responsibilities of Trustee. Subject to the provisions of SECTION 5.1, The Trustee shall have the following specific powers and responsibilities in addition to any powers and responsibilities conferred upon him by any other section or provision of this Agreement: provided, however, that enumeration of the following powers and responsibilities shall not be considered in any way to limit or control the power of the Trustee to act as specifically authorized by any other section or provision of this Agreement and to act in such a manner as the Trustee in his discretion may deem necessary or appropriate to conserve and protect the Trust Assets or to confer on the LFC Administrative Beneficiary or Reorganized LMUSA the benefits intended to be conferred upon it by this Agreement:

         (a) To collect and receive any and all money and other property of whatsoever kind or nature due to or owing or belonging to the Trust, including accepting securities or other property in settlement of claims of the Trust or any of the Trust Assets, and to give full discharge and acquittance therefor;

         (b) To retain and set aside such funds out of the Trust as the Trustee in his discretion shall deem necessary or expedient to pay or provide for the payment of (i) unpaid claims, liabilities, debts or obligations of the Trust and (ii) any and all expenses of administering the Trust.

         (c) To expend the funds of the Trust, as the Trustee in his discretion may deem necessary or appropriate, to prosecute the claims of LFC, LIS, LAS, and LMUSA without being subject to any limitation with respect to each Debtor or being required to budget or to allocate the funds between the claims of the four Debtors;

         (d) To do and perform any acts or things necessary or appropriate for the conservation and protection of the Trust Assets, including acts or things necessary or appropriate to maintain assets held by the Trustee pending sale or other disposition thereof or distribution thereof to the LFC Administrative Beneficiary and Reorganized LMUSA;

         (e) To cause any investments of Trust Assets to be registered and held in his name, as Trustee for the Trust, or in the name of a nominee without increase or decrease of liability with respect thereto;

                                      LFC/LMUSA JOINT LITIGATION TRUST AGREEMENT

         (f) To institute, join or defend actions or declaratory judgments and to take such other action, including settlement of any such action on any terms deemed reasonable by the Trustee in his discretion, to investigate with respect to and enforce any instruments, contracts, agreements or causes of action relating to or forming a part of the Trust, including but not limited to the right to apply to the Bankruptcy Court for authority to conduct examinations and require the production of documents pursuant to Rule 2004 of the Bankruptcy Code;

         (g) In connection with the sale or other disposition or distribution of any securities held by the Trustee, to comply with the applicable federal, state and foreign securities laws, and to enter into agreements relating to sale or other distribution thereof;

         (h) In the event any of the property which is or may become a part of the Trust Assets is situated in any state or other jurisdiction in which the Trustee is not qualified to act as Trustee, to nominate and appoint an individual or corporate trustee qualified to act in such state or other jurisdiction in connection with the property situated in the state or other jurisdiction as a trustee of such property and require from such trustee such security as may be designated by the Trustee. The trustee so appointed shall have all the rights, powers, privileges and duties of the Trustee hereunder and shall be subject to the conditions and limitations of this Trust, except as modified or limited by the Trustee herein and except where the same may be modified by the laws of such state or other jurisdiction (in which case, the laws of the state or other jurisdiction in which such trustee is acting shall prevail to the extent necessary). Such trustee shall be answerable to the Trustee herein appointed for all monies, assets and other property which may be received by it in connection with the administration of such property, and shall be compensated as the Trustee shall determine. The Trustee hereunder may remove such trustee, with or without cause, and appoint a successor trustee at any time by the execution by the Trustee of a written instrument declaring such trustee removed from office and specifying the effective date and time of removal;

         (i) To perform any act authorized, permitted or required under any instrument, contract, agreement or cause of action relating to or forming a part of the Trust, whether in the nature of an approval, consent, demand or notice thereunder or otherwise, unless such act would require the consent of the LFC Administrative Beneficiary or Reorganized LMUSA in accordance with the express provisions of this Agreement;

         (j) To file or cause to be filed all required federal, state, local and foreign tax filings, make any tax elections available to the Trust under federal, state, local or foreign law, and prepare applications for rulings or other administrative determinations from federal, state, local and foreign tax authorities as may be reasonably necessary to determine the tax liabilities of the Trust or its Beneficiaries;

         (k) In connection with his duties hereunder, to employ such agents, nunc pro tunc to October 31, 1996, including counsel, accountants, experts, advisors or other persons (which counsel, accountants, experts, advisors or other persons may serve in the future, serve at present, or have served in the past in such capacity or a similar capacity for the Beneficiaries or the LFC or LMUSA Creditors' Committees), and to confer upon them such authority as the Trustee in his discretion may

                                      LFC/LMUSA JOINT LITIGATION TRUST AGREEMENT
deem appropriate, and to pay reasonable compensation therefor upon submission of invoices; provided, however, that the Trustee may not retain as counsel of record in any litigation he may commence the law firm of which the Trustee is a member, partner, or otherwise associated; further provided, however, that the Trustee may retain such firm of which he is a member, partner or otherwise associated to perform such other legal services concerning the administration of the trust and advice concerning the investigation and coordination of the various potential claims and litigations, as the Trustee may in his discretion deem appropriate; and

         (l) To waive any attorney-client privilege that existed or exists as between the Debtors and their counsel respecting claims held by the Trust so as to cause such counsel to disclose all information to the Trustee.

         5.3 Discretionary Submission of Questions to LFC Administrative Beneficiary and/or Reorganized LMUSA on Behalf of Creditors Trust. The Trustee, in his sole discretion and judgment, may, but shall not be required to, submit to the Beneficiaries' Committee at any time, and from time to time, any question or questions regarding which the Trustee may desire to have explicit approval of the Beneficiaries' Committee for the taking of any specific action proposed to be taken by the Trustee with respect to the Trust, or the administration and distribution of the Trust Assets. Any Trustee shall be protected in acting in good faith in reliance upon such instructions and shall have no liability for acting in accordance therewith. If the Trustee, in his sole discretion and judgment, determines that the investigation or prosecution of any particular claim or cause of action might involve him or the law firm of which he is a member, partner or otherwise associated to have a conflict of interest or a violation of the Code of Professional Responsibility, the Trustee may recuse himself from further involvement in such claim or cause of action other than to submit to the Beneficiaries' Committee any relevant information in his possession. It shall then be the responsibility of the Beneficiaries' Committee to appoint one or more substitute trustees ("Substitute Trustee") under SECTION 5.2(A) to take such actions as they may deem appropriate with respect to such claim or cause of action, including retention of professionals and any other duties that would otherwise be exercised by the Trustee hereunder; provided, however, that the Trustee shall have the right to recommend a Substitute
Trustee to the Beneficiaries' Committee. The compensation for any such Substitute Trustee(s) shall be equivalent to the percentage of net proceeds distributed to creditors that would otherwise be paid to the Trustee under
SECTION 7.1 for such recovery. The Substitute Trustee shall be required to execute an agreement with the Trustee evidencing his appointment hereunder and agreeing to be bound hereby. In the event that the Beneficiaries' Committee fails to respond or direct a Trustee within the time reasonably designated by the Trustee, the Trustee may take such action as it deems appropriate or may take no action, in either case without liability for such action or failure to act. All costs and expenses incurred by the Trustee in the exercise of any right, power or authority conferred by this SECTION 5.3 shall be costs and expenses of the Trust. With respect to any Substitute Trustee, the Trustee shall have the right to approve a budget for such Substitute Trustee.

         5.4 Additional Powers of Trustee. Subject to the express limitations contained herein, the Trustee shall have, and may exercise with respect to the Trust Assets, or any part thereof, and to the administration and distribution of the Trust Assets, all powers now or hereafter conferred on

                                      LFC/LMUSA JOINT LITIGATION TRUST AGREEMENT
trustees by the laws of the State of Delaware. The powers conferred by this
SECTION 5.4 in no way limit any power conferred on the Trustee by any other section hereof but shall be in addition thereto; provided, however, that the powers conferred by this SECTION 5.4 are conferred and may be exercised only and solely within the limitations and for the limited purposes imposed and expressed in ARTICLE 2 and in SECTION 5.1. Moreover, the powers of the Trustee are hereby expressly limited to those necessary to maintain the value of and liquidate the Trust assets.

         5.5 Limitations on Powers of Trustee to Deal with Trust in Non-Fiduciary Capacity. The Trustee may not sell property to or borrow property from the Trust. The Trustee may not acquire property from the Trust unless such acquisition is approved in advance by (a) the Bankruptcy Court or (b) the Securities and Exchange Commission pursuant to Section 17(b) of the Investment Company Act.

                                   ARTICLE 6

                             CONCERNING THE TRUSTEE

         6.1 Generally. The Trustee accepts and undertakes to discharge the Trust upon the terms and conditions hereof. The Trustee shall exercise those rights and powers vested by this Agreement, and use the same degree of care and skill in his exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Notwithstanding anything to the contrary stated or implied in this Agreement, the Trustee shall not be liable under this Agreement other than for his proven willful misconduct.

         6.2 Transferee Liabilities. If any liability shall be asserted against the Trust or the Trustee as the transferee of the Trust Assets, on account of any claimed liability of or through the Debtors or the LFC Administrative Beneficiary or Reorganized LMUSA, the Trustee may use such part of the Trust Assets as may be necessary in contesting any such claimed liability and in payment, compromise, settlement and discharge thereof on terms reasonably satisfactory to the Trustee in his discretion. In no event shall the Trustee be required to use his personal funds or assets for such purposes. In the event that the Trust does not have sufficient Trust Assets available for such purpose at the time such liability is asserted, the Trustee shall be entitled (but not required) to take appropriate action and advance any costs or expense, subject to reimbursement from Trust Assets when available.

         6.3     Reliance by Trustee. Except as otherwise provided in SECTION
6.1:

         (a) The Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order or other paper or document believed by him to be genuine and to have been signed or presented by the proper party or parties.

                                      LFC/LMUSA JOINT LITIGATION TRUST AGREEMENT

         (b) The Trustee may consult with legal counsel or other professionals to be selected by him, and the Trustee shall not be liable for any action taken or suffered by him in accordance with the advice of such professionals.

         6.4 Indemnification of Trustee. The Trustee shall be indemnified by and receive reimbursement from the Trust against and from any and all loss, liability or damage, including payment of attorneys' fees and other costs of defending himself, which he may incur or sustain, other than as a result of proven willful misconduct, in the exercise and performance of any of the powers and duties hereunder. The Trustee may purchase with assets of the Trust, such insurance as he feels, in the exercise of his discretion, adequately insures that he shall be indemnified against any such loss, liability or damage pursuant to this SECTION 6.4. Expenses (including attorneys' fees) and other costs of the Trustee's defense shall be paid by the Trust in advance of the final disposition of any claims against the Trustee upon receipt of an undertaking by or on behalf of the Trustee to repay such amounts if it shall be ultimately determined that he is not entitled to be indemnified by the Trust as authorized in this SECTION 6.4. The terms of this SECTION 6.4 shall continue to apply to any former Trustee.

         6.5 No Implied Duties. The Trustee shall not manage, control, use, sell, dispose, collect or otherwise deal with the Trust or otherwise take any action hereunder except as expressly provided herein, and no implied duties or obligations shall be read into this Trust Agreement against the Trustee. The Trustee nevertheless agrees that he will promptly take such action as may be necessary to duly discharge any liens or encumbrances on any part of the Trust Assets which result from claims against the Trustee not related to (a) the ownership or administration of the Trust Asset, (b) any other transaction pursuant to this Trust Agreement or (c) any document included in the Trust Assets.

         6.6 Trustee's Lien. The Trustee shall have a lien on the Trust Assets and the proceeds thereof for the amount of any unpaid fees and expenses, and any liability, loss or expense that may be incurred by him in connection with the performance of his duties hereunder, including the expense of defending any action or proceeding instituted against him, with respect to which he is entitled to indemnification pursuant to SECTION 6.4.

         6.7 No Personal Liability. Persons dealing with the Trust must look solely to the Trust or trust property for the enforcement of any claims against the Trust or to satisfy any liability incurred by the Trustee to such persons in carrying out the terms of this Trust, and neither the Trustee nor the LFC Administrative Beneficiary, Reorganized LMUSA nor the Beneficiaries' Committee shall have any personal liability or individual obligation to satisfy any such liability.

         6.8 Valuation of Trust Assets. As soon as possible after the date of this Agreement but in no event later than ninety (90) days thereafter, the Trustee shall obtain a complete valuation of the Trust Assets transferred to the Trust, and such valuation shall be used consistently by the Trustee, the Debtor and the Beneficiaries for all federal income tax purposes. Thereafter, the Trustee must obtain consistent valuations of the assets, pursuant to Revenue Procedure 94-45, 1994-28 I.R.B.124.

                                      LFC/LMUSA JOINT LITIGATION TRUST AGREEMENT

                                   ARTICLE 7

                            COMPENSATION OF TRUSTEE

         7.1 Amount of Compensation. The Trustee shall receive as compensation for services as Trustee hereunder, paid from the Trust Assets, an amount equal to 2.5% of the aggregate distribution to creditors during the entire term of this Agreement up to $30 million in recoveries and 3% on the aggregate distribution to creditors in excess of $30 million (the "Trustee's Commissions"). The aggregate recoveries shall be determined on a cumulative basis. The Trustee shall have a right to draw from the Trust Assets as an advance against the Trustee's Commissions a salary in the amount of $10,000 per month for the first year after the date of this agreement and $7,000 per month for the second year. Such advances should be credited against any Trustee's Commissions, but in the event that the Trustee's Commissions are less than the amount of advances he has received, the Trustee shall not be required to reimburse the Trust for any such amounts. The amount of such compensation shall be included in the annual report to be sent the Beneficiaries' Committee, LFC Administrative Beneficiary and Reorganized LMUSA pursuant to SECTION 4.5.

         7.2 Dates of Payment. The advances payable to the Trustee pursuant to the provisions of SECTION 7.1 shall be paid monthly in arrears, commencing with the month of January, 1997.

                                   ARTICLE 8

                         TRUSTEE AND SUCCESSOR TRUSTEES

         8.1 Number of Trustees. Subject to the provisions of SECTION 8.3 relating to the period pending the appointment of a successor Trustee, there shall always be one and only one Trustee of this Trust. If any corporate Trustee shall ever change its name, or shall reorganize or reincorporate, or shall merge with or into or consolidate with any other bank or trust company, such corporate Trustee shall be deemed to be a continuing entity and shall continue to act as a Trustee hereunder with the same liabilities, duties, powers, titles, discretion and privileges as are herein specified for a Trustee.

         8.2 Resignation and Removal. The Trustee may resign and be discharged from the Trust hereby created by giving written notice thereof to the LFC Administrative Beneficiary, Reorganized LMUSA and the Beneficiaries' Committee as their addresses appear in the records of the Trust. Such resignation shall become effective on the day specified in such notice or upon the appointment of such Trustee's successor and such successor's acceptance of such appointment, whichever is earlier. Any Trustee may be removed by agreement of the Beneficiaries' Committee at any time with cause, or at any time after the end of the third full fiscal year following the date of this Agreement, without cause. The Trustee shall be entitled to compensation in accordance with
SECTION 7.1 in respect of amounts received by Trustee on all claims for which actions or proceedings have been instituted prior to Trustee's termination.

                                      LFC/LMUSA JOINT LITIGATION TRUST AGREEMENT

         8.3 Appointment of Successor Trustee. Should the Trustee at any time resign or be removed, or die or become incapable of action, or be adjudged a bankrupt or insolvent, a vacancy shall be deemed to exist and a successor Trustee shall be appointed as soon as possible by the Beneficiaries' Committee (with each having equal say); provided that such appointment shall be subject to the approval of the Bankruptcy Court; provided, further, that no stockholder, officer or director of the Beneficiaries' Committee shall be appointed as a successor Trustee; and provided, further, that the Trust shall have the right to nominate the successor Trustee. In the event that an election has been made to treat the Trust as a Delaware business trust, if the Trust ceases to have at least one Trustee who, in the case of a natural person, is a Delaware resident or, in all other cases, has its principal place of business in Delaware, appropriate action shall be taken to file a certificate of cancellation.

         8.4 Acceptance of Appointment by Successor Trustee. Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder and shall deliver one counterpart thereof, to the retiring Trustee (in the case of a resignation). Thereupon such successor Trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts and duties of his predecessor in the Trust with like effect as if originally named herein; but any retiring Trustee shall nevertheless, when requested in writing by the successor Trustee, execute and deliver an instrument or instruments conveying and transferring to such successor Trustee upon the trust herein expressed, all the estates, properties, rights, powers and trusts of such retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by him hereunder.

         8.5 Bonds. Unless a bond is required by law, no bond shall be required of the original or any successor Trustee hereunder. If a bond is required by law, no surety or security with respect to such bond shall be required unless required by law.

                                   ARTICLE 9

           POWERS AND RESPONSIBILITIES OF THE BENEFICIARIES' COMMITTEE

         9.1 Any action to be taken or any question arising for a decision by the Beneficiaries' Committee, except as otherwise expressly provided in this Agreement, shall from time to time be determined by the vote of the majority of the members then in office or by a writing signed by all members. The Beneficiaries' Committee may provide for the authentication of evidence of any action taken by them. Any member may vote in person or by proxy given to any other member.

         9.2 The members of the Beneficiaries' Committee shall serve without compensation. The members of the Beneficiaries' Committee shall consist of one holder of the LFC Senior Convertible Notes as defined in the LFC Plan and one holder of LMUSA Senior Notes as defined in the LMUSA Plan; provided, however, that no person serving as a member of the Beneficiaries' Committee shall be an Affiliated Person of Reorganized LFC; Reorganized LIS; Reorganized LAS or Reorganized LMUSA. Each member of the Beneficiaries' Committee shall have an equal vote with respect to

                                      LFC/LMUSA JOINT LITIGATION TRUST AGREEMENT
all matters concerning the Trust. The members of the Beneficiaries' Committee shall consist of [Robert Masterson) and [Paul Leff]. Each member of the Beneficiaries' Committee may appoint one or more persons to act as their agent in order to carry out their obligations under this Agreement; provided however, that such person shall not be an Affiliated Person. The Beneficiaries'
Committee hereby appoints Weil, Gotshal & Manges and Andrews & Kurth L.L.P. as their agent and attorneys in fact with respect to the appointment of a trustee pursuant to SECTIONS 5.3 AND 8.3.

         9.3 The members of the Beneficiaries' Committee are expressly authorized to incur and pay those reasonable charges and expenses that they may deem necessary and proper for administering this Agreement. The Trustee agrees to reimburse and indemnify the members of the Beneficiaries' Committee to the extent of the Trust Assets for all claims, expenses, and liabilities incurred by them in connection with the discharge of their duties under this Agreement.

         9.4 No member of the Beneficiaries' Committee shall be liable for acts or defaults of any other member or for acts or defaults of any agent of any other member. The member shall be free from liability in acting upon any paper, document, or signature believed by them to be genuine and to have been signed by the proper party. The members of the Beneficiaries' Committee shall not be liable for any error or judgment nor any act done or omitted, nor for any mistake of fact or law, faith, nor generally shall the member have any accountability pursuant to this Agreement, except that each member shall be liable for his or her own willful default or gross negligence. The members may be advised by legal counsel, and any action under this Agreement taken or suffered in good faith by them in accordance with opinion of counsel shall be conclusive on the parties to this Agreement, and the members shall be fully protected and be subject to no liability in respect to any action taken or suffered under this Agreement.

         9.5 The Beneficiaries' Committee may adopt Bylaws and any other form of rules to govern the internal affairs of the Beneficiaries' Committee.

         9.6 Any member of the Beneficiaries' Committee may at any time resign by giving to the Beneficiaries' Committee a written resignation to take effect thirty (30) days thereafter or upon the prior acceptance thereof. In the event of the death, disability or resignation of a Committee member, a successor member shall be appointed by the resigning member of the Committee.

                                   ARTICLE 10

                                   AMENDMENTS

         10.1 Amendments. The LFC Administrative Beneficiary and Reorganized LMUSA may make and execute written amendments to this Trust Agreement; provided, however, that in no event shall the Trust Agreement be amended so as to (a) change the purpose of the Trust as set forth in ARTICLE 2 or (b) allow investments of funds included in the Trust Assets except as permitted in SECTIONS 5.1 and 5.2. After consultation with the Trust Committees, the Trustee may propose to the Court a modification, supplementation or amendment of this Agreement. Such modification,

                                      LFC/LMUSA JOINT LITIGATION TRUST AGREEMENT
supplement, or amendment shall be in writing and filed with the Court. Notice of such filing shall be served on all Beneficiaries. No modification, supplementation or amendment of this Agreement shall be effective except upon a final nonappealable order of the Court which is not subject to stay.

                                   Article 11

                            MISCELLANEOUS PROVISIONS

         11.1 Filing Documents. This Agreement shall be filed or recorded in the office of the Secretary of State of the State of Delaware, or in such other office or offices as the Trustee may determine to be necessary or desirable. A copy of this Agreement and all amendments thereto shall be filed in the office of the Trustee and shall be available at all times for inspection during regular business hours upon reasonable notice by the LFC Administrative Beneficiary and Reorganized LMUSA. The Trustee shall file or record any amendment hereto in the same place or places where the original Agreement has been filed or recorded. The Trustee shall file or record any instrument which relates to any change in the office of Trustee in the same place or places where the original Agreement has been filed or recorded.

         11.2 No Partnership, etc. This Agreement is not intended to create and shall not be interpreted as creating an association, partnership or joint venture of any kind.

         11.3 Requirement of Undertaking. The Trustee may request any court to require, and any court may in its discretion require, in any suit for the enforcement of any right or remedy hereunder, or in any suit against the Trustee for any action taken or omitted by him as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, that the provisions of this SECTION 10.3 shall not apply to any suit by the Trustee.

         11.4 Laws as to Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, and each of the Trustee, Debtors, the LFC Administrative Beneficiary, Reorganized LIS, and Reorganized LMUSA (by their acceptance of any distributions made pursuant to this Agreement) consent and agree that this Agreement shall be governed by and construed in accordance with such laws. The parties agree and consent that the Bankruptcy Court shall retain jurisdiction to enforce this Agreement in order to effectuate the provisions of the Plan and to resolve any dispute that may arise among the parties or which may arise in connection with the administration of the Trust.

         11.5 Severability. In the event any provision of this Agreement or its application to any person or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not

                                      LFC/LMUSA JOINT LITIGATION TRUST AGREEMENT
be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

         11.6 Notices. (a) Any notice or other communication by the Trustee to the LFC Administrative Beneficiary and Reorganized LMUSA shall be deemed to have been sufficiently given, for all purposes, if given by being deposited, postage prepaid. in a post office or letter box addressed to the LFC Administrative Beneficiary and Reorganized LMUSA at its address as shown in the records of the Trust.

         (b) Any notice or other communication by the Trustee to the Reorganized LMUSA shall be deemed to have been sufficiently given, for all purposes, if given by being deposited, postage prepaid, in a post office or letter box addressed to the Reorganized LMUSA at its address as shown in the records of the Trust.

         (c) All notices, requests, consents or other communications to the Trustee required or permitted under this Agreement shall be in writing (including facsimile or other similar telecommunication media) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecommunicated or mailed by registered, certified or overnight mail (postage prepaid), return receipt requested, to Martin R. Pollner, Esq., c/o Loeb & Loeb, 345 Park Avenue, New York, New York 10154, or to such other address as the Trustee or any successor Trustee may designate by notice to the Beneficiaries' Committee, LFC Administrative Beneficiary and Reorganized LMUSA complying with the terms of SECTION 10.6(A). Each such notice shall be deemed delivered (i) on the date delivered if by personal delivery,
(ii) on the date telecommunicated with confirmed answer back if telecommunicated or (iii) on the date upon which the return receipt is signed or delivery is refused, as the case may be, if mailed.

         11.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

         11.8 Jurisdiction. The Trustee, the Beneficiaries' Committee, Reorganized LMUSA or the LFC Administrative Beneficiary may, in his sole discretion, apply to the Bankruptcy Court for instructions in connection with any issue which may arise in the administration of this Trust, for an order approving the settlement or compromise of any claim asserted by, or judgment in favor of, the Trust, for an order sealing or otherwise maintaining confidentially with respect to any report relating

                                      LFC/LMUSA JOINT LITIGATION TRUST AGREEMENT
to the Trust's assets or litigation strategy, or to judicially settle the final account of Trustee upon his death or resignation or upon the termination of this Trust.

         IN WITNESS WHEREOF, the parties hereto have executed this Trust Agreement or caused this Trust Agreement to be duly executed as of the day and year first written.

                                           LOMAS FINANCIAL CORPORATION

                                           By:
                                              --------------------------------
                                              Name:
                                              Title:


                                           LOMAS INFORMATION SYSTEMS, INC.

                                           By:
                                              --------------------------------
                                              Name:
                                              Title:


                                           LOMAS ADMINISTRATIVE SERVICES, INC.

                                           By:
                                              --------------------------------
                                              Name:
                                              Title:


                                           SIENA HOLDINGS, INC.

                                           By:
                                              --------------------------------
                                              Name:
                                              Title:


                                           SIENA INFORMATION SERVICES, INC.

                                           By:
                                              --------------------------------
                                              Name:
                                              Title:

                                      LFC/LMUSA JOINT LITIGATION TRUST AGREEMENT

                                           LOMAS MORTGAGE USA, INC.

                                           By:
                                              --------------------------------
                                              Name:
                                              Title:



                                           NOMAS CORP.

                                           By:
                                              --------------------------------
                                              Name:
                                              Title:



                                           -----------------------------------
                                              Neil B. Glassman, Esq.
                                               Trustee



                                           -----------------------------------
                                              Martin J. Bienenstock, Esq.
                                               Trustee



                                           -----------------------------------
                                              Martin R. Pollner, Esq.
                                               Trustee (under LFC/LMUSA Trust)

                                      LFC/LMUSA JOINT LITIGATION TRUST AGREEMENT

                                LIST OF EXHIBITS

Exhibit A      LFC Chapter 11 Plan (See Exhibit I to the Disclosure Statement)

Exhibit B      LMUSA Chapter 11 Plan

Exhibit C      LFC Order

Exhibit D      LMUSA Order

Exhibit E      LMUSA Litigation Trust Agreement dated as of October 1, 1996

Exhibit F      Agreement Between LMU Statutory Creditors' Committee and LFC
               Statutory Creditors' Committee in Respect of Intercompany Claims

                                      LFC/LMUSA JOINT LITIGATION TRUST AGREEMENT